UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, the Board of Directors of Valero Energy Corporation (the “Company” or “Valero”) appointed Homer Bhullar, who has served as the Company’s Vice President-Investor Relations and Finance since April 29, 2021, as Senior Vice President and Chief Financial Officer of the Company, effective as of January 1, 2026. Mr. Bhullar will succeed Jason Fraser, who on October 28, 2025, submitted notice of his retirement as Executive Vice President and Chief Financial Officer on the close of business on December 31, 2025, and as an employee in the first quarter of 2026. Mr. Bhullar will be the Principal Financial Officer and Principal Accounting Officer of the Company, effective upon his appointment as Senior Vice President and Chief Financial Officer of the Company.

Mr. Bhullar, age 44, has significant leadership experience at the Company, having served as the Company’s Vice-President Investor Relations and Finance since April 29, 2021. As Vice President-Investor Relations and Finance, in addition to overseeing the Company’s investor relations and finance functions, Mr. Bhullar oversees the Company’s strategic communications, public relations, advertising, and community engagement. He previously served as Vice President Investor Relations from January 2019 to April 29, 2021, as Vice President, Business Development from July 2018 through December 2018, as Director Business Development, from May 2015 to July 2018, and as Director Corporate Development, from June 2014 to May 2015. Prior to joining the Company in 2014, he was an investment banker focused on the energy sector at J.P. Morgan and Citigroup. Mr. Bhullar holds a bachelor’s degree in economics and an MBA with a focus on investment management and energy finance, both from the University of Texas at Austin.

In connection with Mr. Bhullar’s appointment as Senior Vice President and Chief Financial Officer, Mr. Bhullar’s annual base salary will be increased from $500,000 to $770,000, his bonus target percentage will be increased from 75% to 85% of base salary, and his long-term incentive target percentage will be increased from 220% to 350% of base salary, in each case effective as of January 1, 2026.

Item 7.01	Regulation FD Disclosure.

The disclosure in this Item 7.01 is being furnished in connection with Valero’s issuance of a press release on October 31, 2025, relating to the matters described in Item 5.02 above. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01

The information in Items 7.01 and 9.01 of this Current Report on Form 8-K is being furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement filed by Valero under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing. The furnishing of the information in Items 7.01 and 9.01 of this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by Valero that such information is material or complete, or that investors should consider such information before making an investment or voting decision with respect to any security of Valero or any of its affiliates.

Safe Harbor Statement

Statements contained in this Current Report on Form 8-K and the exhibit hereto that state Valero’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The forward-looking statements in this Current Report on Form 8-K and the exhibit hereto include the expected timing of Mr. Bhullar’s election as Chief Financial Officer and Mr. Fraser’s retirement from such position and as an employee. It is important to note that actual results could differ materially from those expressed, suggested, or forecasted in such forward-looking statements based on numerous factors, including those outside of Valero’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting Valero’s operations and financial performance or the demand for Valero’s products. These factors also include, but are not limited to, the uncertainties that remain with respect to current or contemplated legal, political or regulatory developments that are adverse to or restrict refining and marketing operations, or that impose taxes or penalties on profits, windfalls, or margins above a certain level, tariffs and their effects on trading relationships, global geopolitical and other conflicts and tensions, the impact of inflation on margins and costs, economic activity levels, and the adverse effects the foregoing may have on Valero’s business plan, strategy, operations and financial performance. When considering these forward-looking statements, you should also consider the risk factors and other cautionary statements contained in our annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the United States Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated October 29, 2025

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: October 29, 2025	by:	/s/ Richard J. Walsh
Richard J. Walsh
Executive Vice President and General Counsel